Exhibit 2(a)(1)

State of Maryland	Robert L. Ehrlich, Jr.
Department of	Governor
Assessments and Taxation	C. John Sullivan, Jr.
Director
Charter Division	Paul B. Anderson
Administrator

VENABLE LLP	Date: 07-26-2004
AB COHEN
1800 MERCANTILE BANK & TRUST BLDG
2 HOPKINS PLZ
BALTIMORE MD 21201-2930

This letter is to confirm acceptance of the following filing:

ENTITY NAME	:	IQ S&P 500 ARN FUND INC.
DEPARTMENT ID	:	D10121382
TYPE OF REQUEST	:	ARTICLES OF INCORPORATION
DATE FILED	:	07-26-2004
TIME FILED	:	02:54-PM
RECORDING FEE	:	$100.00
ORG. & CAP FEE	:	$20.00
EXPEDITED FEE	:	$70.00
COPY FEE	:	$24.00
FILING NUMBER	:	1000361990114641
CUSTOMER ID	:	0001433812
WORK ORDER NUMBER	:	0000923554

PLEASE VERIFY THE INFORMATION CONTAINED IN THIS LETTER. NOTIFY THIS DEPARTMENT IN WRITING IF ANY INFORMATION IS INCORRECT. INCLUDE THE CUSTOMER ID AND THE WORK ORDER NUMBER ON ANY INQUIRIES. EVERY YEAR THIS ENTITY MUST FILE A PERSONAL PROPERTY RETURN IN ORDER TO MAINTAIN ITS EXISTENCE EVEN IF IT DOES NOT OWN PERSONAL PROPERTY. A BLANK RETURN WILL BE MAILED BY FEBRUARY OF THE YEAR FOR WHICH THE RETURN IS DUE.

Charter Division

Baltimore metro area (410) 767-1801

Outside metro area (888) 246-5941

                                                                                              0003000495

310 West Preston Street-Room 801-Baltimore, Maryland 21201-2395

Toll free in Maryland (888) 246-5941

MRS( Maryland Relay Service) (800)735-2258 TT/Voice- Fax (410)333-7097

Website: www.dat.state.md.us

ENTITY TYPE:	ORDINARY BUSINESS - STOCK
STOCK:	Y
CLOSE:	N
EFFECTIVE DATE:	07-26-2004
PRINCIPAL OFFICE:	300 EAST LOMBARD STREET
BALTIMORE MD 21202
RESIDENT AGENT:	THE CORPORATION TRUST INCORPORATED
300 EAST LOMBARD STREET
BALTIMORE MD 21202

NOTICE: Effective January 1, 2004

As a result of a change in State law, the annual report fee for most legal entities (including LLCs and LLPs) has increased to $300. This fee is for the privilege of maintaining a legal entity’s existence in Maryland; and is due and payable with the filing of the personal property return. The increase is effective for any return, regardless of year, filed after 12/31/2003.

There continues to be no annual report fee for non-stock corporations, business trusts, churches, foreign interstate companies, foreign insurance companies, sole proprietorships and general partnerships, but these entities must still file a personal property return annually.

IQ S&P 500 ARN FUND INC.

ARTICLES OF INCORPORATION

THIS IS TO CERTIFY THAT:

FIRST: The undersigned, Mitchell M. Cox, whose address is c/o Merrill Lynch, 4 World Financial Center, Fifth Floor, New York, New York, 10080, being at least 18 years of age, does hereby form a corporation under the general laws of the State of Maryland.

SECOND: The name of the corporation (which is hereinafter called the “Corporation”) is:

IQ S&P 500 ARN FUND INC.

THIRD: The purposes for which the Corporation is formed are to conduct and carry on the business of an investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as of now or hereafter in force.

FOURTH: The address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202.

FIFTH: The name and address of the resident agent of the Corporation are The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The resident agent is a Maryland corporation.

SIXTH: The total number of shares of stock which the Corporation has authority to issue is 100,000,000 shares of Common Stock, $.001 par value per share. The aggregate par value of all authorized shares of stock having a par value is $100,000.

SEVENTH: The Corporation shall have a board of one director unless the number is increased or decreased in accordance with the Bylaws of the Corporation. However, the number of directors shall never be less than the minimum number required by the Maryland General Corporation Law. The initial director is Mitchell M. Cox.

EIGHTH: (a) The Corporation reserves the right to make any amendment of the charter, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in the charter, of any shares of outstanding stock.

(b) The Board of Directors of the Corporation may authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter

__________________________

I hereby certify that this is a true and complete copy of the 5 page document on file in this office. DATED: July 26, 2004.

STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

BY:	, Custodian
This stamp replaces our previous certification system, Effective: 6/95 authorized, or securities convertible into shares of its stock of any class, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in the Bylaws of the Corporation.

(c) The Board of Directors of the Corporation may, by articles supplementary, classify or reclassify any unissued stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption of the stock.

NINTH: No holder of shares of stock of any class shall have any preemptive right to subscribe to or purchase any additional shares of any class, or any bonds or convertible securities of any nature; provided, however, that the Board of Directors may, in authorizing the issuance of shares of stock of any class, confer any preemptive right that the Board of Directors may deem advisable in connection with such issuance.

TENTH: To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the charter or Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. No provision of this Article TENTH shall be effective to protect or purport to protect any director or officer of the Corporation against liability to the Corporation or its stockholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledge the same to be my act on this 20th day of July, 2004.

Mitchell M. Cox

CT CORPORATION SYSTEM

I hereby consent to act as resident agent in Maryland for the entity named in the attached document.

The Corporation Trust Incorporated

Billie J. Swoboda, V.P.

300 East Lombard Street

Baltimore MD 21202

Tel. 410 539 2837

Fax 410 332 1178

CORPORATE CHARTER APPROVAL SHEET

** EXPEDITED SERVICE **        ** KEEP WITH DOCUMENT **

DOCUMENT CODE 02 BUSINESS CODE 03	Affix Barcode Label Here

#

Close ☐ Stock ☑ Nonstock ☐

P.A. ☐ Religious ☐

Merging (Transferor) ___________________________________

____________________________________________________

____________________________________________________	Affix Text Label Here

____________________________________________________

Surviving (Transferee) _________________________________

____________________________________________________

____________________________________________________	New Name __________________________________________

____________________________________________________	___________________________________________________

FEES REMITTED	___________________________________________________

Base Fee: 100	☐ Change of Name
Org. & Cap. Fee: 20	☐ Change of Principal Office
Expedite Fee: 70	☐ Change of Resident Agent
Penalty:	☐ Change of Resident Agent Address
State Recordation Tax:	☐ Resignation of Resident Agent
State Transfer Tax:	☐ Designation of Resident Agent
1 Certified Copies	and Resident Agent’s Address
Copy Fee: 24	☐ Change of Business Code
Certificates	____________________________________
Certificate of Status Fee:	☐ Adoption of Assumed Name
Personal Property Filings:	____________________________________
Other:	____________________________________

TOTAL FEES: 214	☐ Other Change(s)
____________________________________
____________________________________

Code 063

Credit Card ☐ Check ☑ Cash ☐	Attention: AB Cohen

Documents on Checks	Mail to Address:

Approved By:	_______________________________________________

Keyed By:	_______________________________________________

COMMENT(S):	_______________________________________________

_______________________________________________

Stamp Work Order and Customer Number Here